Exhibit 99

Vishay Reports Results for Second Quarter 2009

  Revenues for second quarter 2009 were $460 million.
  Net loss attributable to Vishay stockholders of $0.32 per share for the second quarter 2009 was impacted by various items (enumerated below) which had a negative $0.22 per share after tax effect on the net loss attributable to Vishay stockholders, for an adjusted net loss of $0.10 per share.
  Fixed costs reduced by $124 million in first half 2009 compared to first half 2008.
  Cash generated from operations in first half of 2009 was $69 million and capital expenditures were $18 million.
  Recovery for semiconductors: book-to-bill of 1.19 for semiconductors so far in July.

MALVERN, Pa.--(BUSINESS WIRE)--July 28, 2009--Dr. Felix Zandman, Executive Chairman of the Board, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE:VSH), announced today that revenues for the fiscal quarter ended June 27, 2009 were $460.3 million, compared to $774.4 million for the fiscal quarter ended June 28, 2008. The net loss attributable to Vishay stockholders for the fiscal quarter ended June 27, 2009 was $58.9 million, or $0.32 per share, compared to a net loss attributable to Vishay stockholders of $747.9 million, or $4.01 per share for the fiscal quarter ended June 28, 2008.

The net loss attributable to Vishay stockholders for the fiscal quarter ended June 27, 2009 was impacted by pretax charges for restructuring and severance costs of $12.1 million and for an amended executive employment agreement of $57.8 million, partially offset by a gain of $28.2 million on settlement of matters related to the acquisition of International Rectifier’s Power Control Systems business. These items and their related tax effects had a negative $0.22 per share effect on the net loss attributable to Vishay stockholders.

The net loss attributable to Vishay stockholders for the fiscal quarter ended June 28, 2008 was substantially attributable to a noncash goodwill impairment charge of $800 million ($770 million, net of tax). The second quarter 2008 results also include a pretax charge for restructuring and severance costs of $8.9 million and $9.9 million of tax expense associated with the repatriation of cash from certain non-U.S. subsidiaries. On an after tax basis, these items and the goodwill impairment charge had a negative $4.21 per share effect on income (loss) from continuing operations.

Revenues for the six fiscal months ended June 27, 2009 were $909.8 million, compared to $1,507.7 million for the six fiscal months ended June 28, 2008. The net loss attributable to Vishay stockholders for the six fiscal months ended June 27, 2009 was $88.0 million, or $0.47 per share, compared to a net loss attributable to Vishay stockholders of $778.6 million, or $4.18 per share for the six fiscal months ended June 28, 2008.

The net loss attributable to Vishay stockholders for the six fiscal months ended June 27, 2009 was impacted by pretax charges for restructuring and severance costs of $31.0 million and for an amended executive employment agreement of $57.8 million, partially offset by a gain of $28.2 million on settlement of matters related to the acquisition of International Rectifier’s Power Control Systems business. These items and their related tax effects had a negative $0.29 per share effect on the net loss attributable to Vishay stockholders.

The net loss attributable to Vishay stockholders for the six fiscal months ended June 28, 2008 was impacted by pretax charges for goodwill impairment of $800 million, restructuring and severance costs of $27.1 million, related asset write-downs of $4.2 million, and $9.9 million of tax expense associated with the repatriation of cash from certain non-U.S. subsidiaries. Including the tax effects of the pretax charges, these items had a negative $4.30 per share effect on earnings (loss) from continuing operations. The net loss for the six fiscal months ended June 28, 2008 also included a loss on discontinued operations of $42.1 million, or $0.23 per share.

As previously disclosed, the results of operations for the fiscal quarter and six fiscal months ended June 28, 2008 have been recast to include the retrospective effects of FSP APB 14-1. The retrospective application of this FSP increased the reported loss from continuing operations for the quarter and year-to-date periods by $6.2 million ($0.03 per share) and $12.3 million ($0.07 per share), respectively.

Commenting on the results for the second quarter 2009, Dr. Paul stated, “As expected, the semiconductors business started to recover in the course of the quarter due to strength in Asia, especially in portable computing. The passive components business was impacted by the weakness of Europe and the Americas, in particular in the industrial end-use markets. During the quarter we reduced our inventories by 7%, and distributors reduced their inventories of our products by 12%. Cash generated from operations was $69 million and capital expenditures were $18 million in the first half of 2009. We expect to continue to generate strong operating cash flows for the remainder of 2009, while limiting our capital expenditures.”

Dr. Paul continued, “At only slightly higher sales quarter over quarter, our operating results have improved substantially due to our cost reduction initiatives. This progress was not yet reflected in our bottom line due to losses for foreign exchange rate effects recorded in other income (expense), which followed unusually high gains for exchange rate effects in the previous quarter.”

Commenting on the outlook for the third quarter 2009, Dr. Paul concluded, “Going forward we expect an even accelerated recovery for semiconductors to be followed by passive components mid-term. For the third quarter we anticipate sales of $480 to $520 million at improved margins supported by permanently reduced fixed costs.”

Commenting on the Company's acquisition and R&D activities, Dr. Felix Zandman, Executive Chairman of the Board and Chief Technical and Business Development Officer, stated, “During this quarter we announced our settlement agreement with International Rectifier Corporation. Vishay and International Rectifier resolved certain disputes regarding the acquisition of International Rectifier’s Power Control Systems business. International Rectifier has refunded $30 million of the purchase price.”

Dr. Zandman concluded, “We have announced a new p-channel product with the lowest resistance and increased cell density. The result of lower resistance is a better performing product in terms of power management. The result of higher cell density is a smaller chip and lower cost to produce it. Reduction of resistance and increase of cell density is the main battleground for low voltage MOSFETS, where Vishay-Siliconix is the world leader. Again, a major first for Siliconix. We are recording strong orders for this product. This is but one example of the intensive R&D activity within Vishay.”

A conference call to discuss second quarter financial results is scheduled for Tuesday, July 28, 2009 at 10:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is #18331408. There will be a replay of the conference call from 11:30 AM ET on Tuesday, July 28, 2009 through 11:59 PM ET on Sunday, August 2, 2009. The telephone number for the replay is 800-642-1687 (+1 706-645-9291 if calling from outside the United States or Canada) and the access code is #18331408.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics and selected ICs) and passive electronic components (resistors, capacitors, inductors, sensors, and transducers). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, and medical markets. Its product innovations, successful acquisition strategy, and ability to provide "one-stop shop" service have made Vishay a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted sales, cash generation, capital expenditures, margins, cost reduction, business recovery, R&D activity, and the general state of the Company, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly the current recessionary environment; difficulties in implementing our cost reduction strategies; difficulties in new product development; changes in foreign currency exchange rates; competition and technological changes in our industries; and other factors affecting our operations that are set forth in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Management believes that stating the impact on net earnings of items such as restructuring and severance, asset write-downs and other items not reflecting on-going operating activities is meaningful to investors because it provides insight with respect to intrinsic operating results of the Company and, management believes, is a common measure of performance in the industries in which the Company competes. Investors should be aware, however, that this is a non-GAAP measure of performance and should not be considered as a substitute for the comparable GAAP measure.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Fiscal quarter ended
	June 27,	June 28,
	2009	2008
		as recast (a)

Net revenues	$460,258	$774,364
Costs of products sold	381,484	594,645
Gross profit	78,774	179,719
Gross margin	17.1%	23.2%

Selling, general, and administrative expenses	83,752	121,021
Restructuring and severance costs	12,090	8,909
Impairment of goodwill	-	800,000
Settlement agreement gain	(28,195)	-
Executive employment agreement charge	57,824	-
Operating income (loss)	(46,697)	(750,211)
Operating margin	-10.1%	-96.9%

Other income (expense):
Interest expense	(2,787)	(12,283)
Other	(5,510)	4,673
Total other income (expense) - net	(8,297)	(7,610)

Income (loss) from continuing operations before taxes	(54,994)	(757,821)

Income taxes (b)	3,715	(10,194)

Income (loss) from continuing operations, net of tax	(58,709)	(747,627)

Loss from discontinued operations, net of tax	-	-

Net earnings (loss)	(58,709)	(747,627)

Less: net earnings attributable to noncontrolling interests	156	269

Net earnings (loss) attributable to Vishay stockholders	$(58,865)	$(747,896)

Basic earnings (loss) per share attributable to Vishay stockholders:*
Continuing operations	$(0.32)	$(4.01)
Discontinued operations	$-	$-
Net earnings (loss)	$(0.32)	$(4.01)

Diluted earnings (loss) per share attributable to Vishay stockholders:*
Continuing operations	$(0.32)	$(4.01)
Discontinued operations	$-	$-
Net earnings (loss)	$(0.32)	$(4.01)

Weighted average shares outstanding - basic	186,586	186,371

Weighted average shares outstanding - diluted	186,586	186,371

Amounts attributable to Vishay stockholders:
Income (loss) from continuing operations, net of tax	$(58,865)	$(747,896)
Discontinued operations, net of tax	-	-
Net earnings (loss)	$(58,865)	$(747,896)

* May not add due to rounding.

(a) Recast to reflect the retrospective adoption of new accounting standards. See current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2009.

(b) Income taxes for the quarter ended June 28, 2008 includes $9.9 million of additional expense associated with repatriation of cash from non-U.S. subsidiaries.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Six fiscal months ended
	June 27,	June 28,
	2009	2008
		as recast (a)

Net revenues	$909,769	$1,507,677
Costs of products sold	762,971	1,155,495
Gross profit	146,798	352,182
Gross margin	16.1%	23.4%

Selling, general, and administrative expenses	171,206	240,084
Restructuring and severance costs	31,023	27,111
Asset write-downs	-	4,195
Impairment of goodwill	-	800,000
Settlement agreement gain	(28,195)	-
Executive employment agreement charge	57,824	-
Operating income (loss)	(85,060)	(719,208)
Operating margin	-9.3%	-47.7%

Other income (expense):
Interest expense	(5,651)	(24,997)
Other	7,373	4,475
Total other income (expense) - net	1,722	(20,522)

Income (loss) from continuing operations before taxes	(83,338)	(739,730)

Income taxes (c)	4,425	(4,021)

Income (loss) from continuing operations, net of tax	(87,763)	(735,709)

Loss from discontinued operations, net of tax	-	(42,136)

Net earnings (loss)	(87,763)	(777,845)

Less: net earnings attributable to noncontrolling interests	229	747

Net earnings (loss) attributable to Vishay stockholders	$(87,992)	$(778,592)

Basic earnings (loss) per share attributable to Vishay stockholders:*
Continuing operations	$(0.47)	$(3.95)
Discontinued operations	$-	$(0.23)
Net earnings (loss)	$(0.47)	$(4.18)

Diluted earnings (loss) per share attributable to Vishay stockholders:*
Continuing operations	$(0.47)	$(3.95)
Discontinued operations	$-	$(0.23)
Net earnings (loss)	$(0.47)	$(4.18)

Weighted average shares outstanding - basic	186,572	186,357

Weighted average shares outstanding - diluted	186,572	186,357

Amounts attributable to Vishay stockholders:
Income (loss) from continuing operations, net of tax	$(87,992)	$(736,456)
Discontinued operations, net of tax	-	(42,136)
Net earnings (loss)	$(87,992)	$(778,592)

* May not add due to rounding.

(a) Recast to reflect the retrospective adoption of new accounting standards. See current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2009.

(c) Income taxes for the six fiscal months ended June 28, 2008 includes $9.9 million of additional expense associated with repatriation of cash from non-U.S. subsidiaries.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	June 27,	December 31,
	2009	2008
Assets	(unaudited)	as recast (a)
Current assets:
Cash and cash equivalents	$393,741	$324,164
Accounts receivable, net	285,415	311,197
Inventories:
Finished goods	129,301	173,280
Work in process	208,634	211,320
Raw materials	132,288	153,419
Total inventories	470,223	538,019

Deferred income taxes	14,075	15,251
Prepaid expenses and other current assets	103,190	139,903
Total current assets	1,266,644	1,328,534

Property and equipment, at cost:
Land	98,100	98,827
Buildings and improvements	512,065	508,579
Machinery and equipment	2,114,432	2,091,124
Construction in progress	51,842	80,857
Allowance for depreciation	(1,697,353)	(1,617,225)
	1,079,086	1,162,162

Intangible assets, net	163,138	177,782

Other assets	145,388	147,482
Total assets	$2,654,256	$2,815,960

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	June 27,	December 31,
	2009	2008
	(unaudited)	as recast (a)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$642	$11,293
Trade accounts payable	76,404	104,608
Payroll and related expenses	91,037	117,197
Other accrued expenses	168,265	191,086
Income taxes	13,715	24,901
Current portion of long-term debt	14,383	13,044
Total current liabilities	364,446	462,129

Long-term debt less current portion	334,415	333,631
Deferred income taxes	17,861	18,842
Deferred grant income	2,897	3,143
Other liabilities	152,725	123,207
Accrued pension and other postretirement costs	316,341	325,112
Total liabilities	1,188,685	1,266,064

Equity:
Vishay stockholders' equity
Common stock	17,228	17,220
Class B convertible common stock	1,435	1,435
Capital in excess of par value	2,316,962	2,315,851
Retained earnings (accumulated deficit)	(953,609)	(865,617)
Accumulated other comprehensive income	78,404	75,969
Total Vishay stockholders' equity	1,460,420	1,544,858
Noncontrolling interests	5,151	5,038
Total equity	1,465,571	1,549,896
Total liabilities and equity	$2,654,256	$2,815,960

(a) Recast to reflect the retrospective adoption of new accounting standards. See current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2009.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Six fiscal months ended
	June 27,	June 28,
	2009	2008
		as recast (a)
Continuing operating activities
Net earnings (loss)	$(87,763)	$(777,845)
Adjustments to reconcile net earnings (loss) to net cash provided by continuing operating activities:
Loss on discontinued operations, net of tax	-	42,136
Impairment of goodwill, net of tax	-	770,000
Depreciation and amortization	110,416	111,943
Loss (gain) on disposal of property and equipment	239	(680)
Accretion of interest on convertible notes	-	11,321
Asset write-downs	-	4,195
Inventory write-offs for obsolescence	14,089	15,269
Deferred grant income	(367)	(807)
Other	(8,980)	(499)
Changes in operating assets and liabilities, net of effects of businesses acquired	41,307	(71,497)
Net cash provided by continuing operating activities	68,941	103,536

Continuing investing activities
Purchase of property and equipment	(18,266)	(57,800)
Proceeds from sale of property and equipment	512	4,122
Purchase of businesses, net of cash acquired or refunded	28,195	(4,610)
Other investing activities	150	100
Net cash provided by (used in) continuing investing activities	10,591	(58,188)

Continuing financing activities
Principal payments on long-term debt and capital lease obligations	(15,069)	(3,406)
Proceeds of long-term debt, net of issuance costs	15,000	(1,355)
Net changes in short-term borrowings	(10,660)	6
Distributions to noncontrolling interests	(116)	(840)
Proceeds from stock options exercised	-	29
Net cash used in continuing financing activities	(10,845)	(5,566)
Effect of exchange rate changes on cash and cash equivalents	4,077	17,351
Net increase in cash and cash equivalents from continuing activities	72,764	57,133

Net cash used by discontinued operating activities	(3,187)	(10,071)
Net cash provided by discontinued investing activities	-	1,430
Net cash used by discontinued financing activities	-	-
Net cash used by discontinued operations	(3,187)	(8,641)

Net increase in cash and cash equivalents	69,577	48,492

Cash and cash equivalents at beginning of period	324,164	537,295
Cash and cash equivalents at end of period	$393,741	$585,787

(a) Recast to reflect the retrospective adoption of new accounting standards. See current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2009.

CONTACT:
Vishay Intertechnology, Inc.
Dr. Lior E. Yahalomi, Executive Vice President and Chief Financial Officer
or
Peter G. Henrici, Senior Vice President Corporate Communications
+1-610-644-1300